UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 17, 2021, pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of June 2, 2021, between First Foundation Inc. (the “Company”) and TGR Financial, Inc., a Florida corporation (“TGR Financial”), TGR Financial was merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Pursuant to the Certificate of Merger filed by the Company with the Delaware Secretary of State, the Merger became effective at 11:59 p.m. Eastern Time on December 17, 2021 (the “Effective Time”). Immediately after the Merger, First Florida Integrity Bank, a Florida state-chartered bank and wholly-owned subsidiary of TGR Financial, merged with and into First Foundation Bank, a California state-chartered bank and wholly-owned subsidiary of the Company (“First Foundation Bank”), with First Foundation Bank continuing as the surviving bank (the “Bank Merger”).

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, each share of TGR Financial common stock (“TGR Common Stock”) and each share of TGR Financial preferred stock (“TGR Preferred Stock”) was converted into the right to receive 0.6068 shares (the “Exchange Ratio”) of common stock of the Company (“Company Common Stock”).  In addition, at the Effective Time, each outstanding option to purchase shares of TGR Common Stock (each, a “TGR Option”), whether vested or unvested, was cancelled and converted into the right to receive an amount in cash (subject to withholding as provided in the Merger Agreement) equal to the product of (i) the total number of shares of TGR Common Stock underlying the TGR Option multiplied by (ii) the amount, if any, that $26.97 (the “Company Average Closing Price”), multiplied by the Exchange Ratio, exceeds the exercise price per share of such TGR Option. Any TGR Option which has an exercise price per share of TGR Common Stock that is greater than or equal to the product of the Company Average Closing Price multiplied by the Exchange Ratio was cancelled at the Effective Time for no consideration or payment.

As a result of the Merger, the Company will deliver approximately 11,352,614 shares of Company Common Stock to the former holders of TGR Common Stock and TGR Preferred Stock.  Former holders of TGR Common Stock and TGR Preferred Stock as a group have the right to receive shares of Company Common Stock in the Merger constituting approximately 20% of the outstanding shares of Company Common Stock immediately after the Merger. As a result, holders of Company Common Stock immediately prior to the Merger, as a group, own approximately 80% of the outstanding shares of the Company Common Stock immediately after the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2021, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2021, in connection with the Merger and as contemplated by the Merger Agreement, the Board of Directors of the Company approved an increase in the authorized number of directors from nine to ten and the appointment of Gary L. Tice, who previously served as the Chairman and Chief Executive Officer of TGR Financial, to serve as a director of the Company, effective as of the Effective Time. Mr. Tice was also appointed to serve as a member of the Board of Directors of First Foundation Bank. Mr. Tice’s initial term will expire on the date of the Company’s 2022 Annual Meeting of Stockholders.

In connection with Mr. Tice’s appointment to the Board of Directors, Mr. Tice will receive the standard compensation received by non-employee directors, which compensation was last described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 23, 2021, and is incorporated herein by reference. The Company will also enter into its standard form of indemnification agreement with Mr. Tice.

Item 7.01 Regulation FD Disclosure.

On December 20, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 is furnished and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be deemed incorporated by reference in any filing under the Securities Act, except as will be expressly set forth by specific reference in such document or filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Merger and Reorganization dated as of June 2, 2021, by and between First Foundation Inc. and TGR Financial, Inc.(incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 6, 2021).

99.1	Press Release, dated December 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: December 20, 2021	By:	/s/ KEVIN L. THOMPSON
Kevin L. Thompson Executive Vice President & Chief Financial Officer